Filed Pursuant to Rule
                                                                       424(b)(3)
                                                     Registration No. 333-111779
PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated January 26, 2004)

                      MILLICOM INTERNATIONAL CELLULAR S.A.

              $63,531,000 2% SENIOR CONVERTIBLE PIK NOTES DUE 2006

            23,639,108 SHARES OF MILLICOM INTERNATIONAL CELLULAR S.A.
               COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     This prospectus supplement supplements the prospectus dated January 26, 2004 of Millicom International Cellular S.A., relating to our 2% Senior Convertible PIK Notes due 2006 and the common stock issuable upon conversion of the notes. This prospectus supplement should be read in conjunction with the prospectus. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

     Investing in the Notes involves risks. See "Risk Factors" beginning on page 14 of the prospectus dated January 26, 2004.

     The table below sets forth additional information concerning beneficial ownership of the notes and replaces and supercedes the table appearing under the heading "Selling Securityholders" on pages 84-90 of the prospectus as follows:

--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
Whitebox Convertible Arbitrage               8,636,000         13.6%      3,213,396       3.57%
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister

JMG Capital Partners, LP                     3,261,000          5.1%      1,213,396       1.79%
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA 90067

JMG Triton Offshore Fund, Ltd.               3,261,000          5.1%      1,213,396       1.79%
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA 90067

Cerberus Series One Holdings, LLC            2,382,000          3.7%        886,324       1.00%
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

FHIT-Age High Income Fund                    2,321,000          3.7%        863,628           *
One Franklin Parkway
San Mateo, CA 94403

Ariel Fund, Ltd                              2,224,000          3.5%        827,536           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
Triage Offshore Fund, Ltd.                   1,512,205          2.4%        562,680           *
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004

Cerberus International, Ltd.                 1,346,000          2.1%        500,836           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

FTIF Franklin High Yield Fund                1,200,000          1.9%        446,512           *
One Franklin Parkway
San Mateo, CA 94403

Triage Capital Management L.P.                 874,000          1.4%        325,208           *
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004

Cerberus Series Two Holdings, LLC              653,000          1.0%        242,976           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

Pandora Select Partners, LP                    550,000             *        204,652           *
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister

KBC Financial Products USA Inc.                530,000             *        197,208           *
140 E. 45th Street
2GCT, 42nd Floor
New York, NY  10017
Attention:  Rasheq Rahman

Cerberus Partners, L.P.                        489,000             *        181,952           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

Whitebox Hedged High Yield Partners, LP        435,000             *        161,860           *
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister

Whitebox Convertible Arbitrage                 433,000             *        161,116           *
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister

KBC Financial Products USA Inc.                393,000             *        146,232           *
140 East 45th Street, 2GCT, 42nd floor
New York, NY 10017

William C. Miller IV                           363,000             *        135,068           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022


                                      S-2



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
Montpelier Funds PLC - The                          --            --        133,952           *
Montpelier Global High Yield Fund
c/o Montpelier Asset Management Ltd.
243 Knightsbridge
London SW7 1DN

Millennium Partners, L.P.                      350,000             *        130,232           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

Hudson VII                                     332,000             *        123,536           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Millicom 2002 GRAT                             326,000             *        121,304           *
230 Park Avenue
New York, NY 10169

OTA LLC                                        298,000             *        110,884           *
1 Manhattanville Road
Purchase, NY 10577

Franklin Universal Fund                        287,000             *         106792           *
One Franklin Parkway
San Mateo, CA 94403

Consulta Emerging Markets Debt                      --            --        103,812           *
Fund Limited
c/o Montpelier Asset Management Ltd.
243 Knightsbridge
London SW7 1DN

Absolute Recovery Hedge Fund LTD               259,000             *         96,372           *
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022

Bernard Selz INA R/O                           245,000             *         91,164           *
230 Park Avenue
New York, NY 10169

Ashfield Investments                                --            --         80,744           *
c/o Montpelier Asset Management Ltd.
243 Knightsbridge
London SW7 1DN

Karnak Partners                                179,000             *         66,604           *
230 Park Avenue
New York, NY 10169

Selz Family Trust                              163,000             *         60,652           *
230 Park Avenue
New York, NY 10169

Selz Foundation                                163,000             *         60,652           *
230 Park Avenue
New York, NY 10169


                                      S-3



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
Amber Fund, Ltd.                               156,000             *         58,048           *
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

Katherine M. Miller                            155,000             *         57,676           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Absolute Recovery Hedge Fund LP                143,000             *         53,208           *
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022

FTVIPT Franklin High Income Fund               143,000             *         53,208           *
One Franklin Parkway
San Mateo, CA 94403

Cerberus America Series One                    133,000             *         49,488           *
Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus

Cumberland Benchmarked Partners L.P.           129,000             *         48,000           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

Marjorie S. Isaac w/o Irving H.                118,000             *         43,908           *
Isaac Marital Trust
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac

Senvest International LLC                      114,000             *         42,420           *
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal

Paul J. Isaac                                   97,000             *         36,092           *
75 Prospect Avenue
Larchmont, NY  10538

Senvest Master Fund LP                          89,000             *         33,116           *
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal

JMB Capital Partners, LP                        81,000             *         30,140           *
1999 Avenue of the Stars, Suite 2040
Los Angeles, CA 90067

Isaac Brothers, LLC                             80,000             *         29,768           *
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac


                                      S-4



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
William C. Miller IRA Rollover #2               73,000             *         27,164           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Franklin Multi-Income Fund                      71,000             *         26,420           *
One Franklin Parkway
San Mateo, CA 94403

Walter Scott Newhall                            57,000             *         21,280           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

William C. Miller IRA Rollover                  53,000             *         19,720           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Cumberland Partners                             48,000             *         17,860           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

Peter M. Miller                                 32,000             *         11,908           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

LongView Partners B, L.P.                       29,000             *         10,792           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

Cumber International S.A.                       26,000             *          9,676           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

IRA FBO Gerald D. Reilly                        22,000             *          8,188           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Bernard Selz                                    20,000             *          7,440           *
230 Park Avenue
New York, NY 10169

Robert Levenstein                               16,000             *          5,952           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

John W. Elting                                  16,000             *          5,952           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

E. Tucker Miller                                16,000             *          5,952           *
c/o JM Hartwell LP
New York, NY


                                      S-5



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
PFIP Seymour Pluchenik                          16,000             *          5,952           *
c/o Diaco International
1271 Avenue of the Americas
New York, NY 10020

Steven F. Seidman                               16,000             *          5,952           *
445 Highbrook Ave.
Pelham, NY 10803

Peter Press IRA                                 12,000             *          4,464           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Korman Investments LP                            8,000             *          2,976           *
2216 N. Dixie Highway
Boca Raton, FL 33431

Carolyn M. Knutson IRA                           8,000             *          2,976           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

J.M. Hartwell Retirement Trust                   8,000             *          2,976           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Katherine M. Miller #2                           8,000             *          2,976           *
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022

Delta Associates Limited Partnership             4,000             *          1,488           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas
38th Floor
New York, NY 10036

Sphinx Long/Short Equity Fund                    4,000             *          1,488           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

Quail Hill Foundation                            4,000             *          1,488           *
c/o J.M. Hartwell L.P. 515
Madison Avenue, 31st Floor
New York, NY 10022

Pioneer Investments                              3,000             *          1,116           *
60 State Street
Boston, MA 02109

D + J Holdings                                   2,000             *            744           *
20770 West Dixie Highway
Aventura, FL  33180
Attention: David Messinger

BT Pyramid High Yield                            1,000             *            372           *
150 South Independence Square,
West Suite 726
Philadelphia, PA 19106


                                      S-6



--------------------------------------- ------------------- ----------- ------------ ---------------
                                        Principal Amount of                          Percentage of
                                        Notes Beneficially  Percentage  Common Stock Shares of
Name and Address of Selling             Owned and Offered   of Notes    Beneficially Common Stock
Securityholder                          Hereby              Outstanding Owned (1)(2) Outstanding (3)
--------------------------------------- ------------------- ----------- ------------ ---------------
Shepherd Foundation                              1,000             *            372           *
c/o Cumberland Associates LLC
1114 Avenue of the Americas, 38th Floor
New York, NY 10036

Total                                       35,477,205         55.7%     13,200,820       19.9%

------------

(1)  Assumes conversion of all of the selling securityholder's Notes at a conversion rate of $2.6875 per each $1,000 principal amount of Notes (rounded down to the nearest whole share of common stock), to reflect the 4-1 stock split effective as of February 20, 2004.

(2)  Assumes that Notes held by other holders are not converted.

(3)  Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934 using
     66,319,940 common shares outstanding as of November 21, 2003. In calculating this amount for each particular holder, we treated as outstanding the number of common shares issuable upon conversion of all of such particular holder's notes, but we did not assume conversion of any other holders' notes.

*    Less than 1%

     The information contained in this prospectus supplement regarding the selling securityholders has been prepared from information given to us by those selling securityholders on or prior to the date of this prospectus supplement. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is March 17, 2004.


                                      S-7